                                                                   Exhibit 10.16

                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                             Under 17 C.F.R. (S)(S)200.80(b)(4),
                                                              200.83 and 230.406


                         SOFTWARE DISTRIBUTION AGREEMENT


     THIS SOFTWARE DISTRIBUTION AGREEMENT (this "Agreement") is entered into as of January 25_, 2000 (the "Effective Date") by and between REALNETWORKS, INC., a Washington corporation having its principal place of business at 2601 Elliott Avenue, Seattle, Washington 98121 ("RN"), and CIDERA, INC., a Maryland corporation having its principal place of business at 8037 Laurel Lakes Road, Laurel, Maryland 20707 ("Cidera"). RN and Cidera are referred to herein collectively as the "Parties" and individually as a "Party."

     In consideration of the mutual promises and covenants set forth herein, and for other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.   DEFINITIONS

     1.1  [ *** ]

     1.2 "Downlink Site" means the Cidera or End User facility receiving streaming media content via satellite from the Uplink Site.

     1.3 "End User" means the entity or person to whom the EULA applies and/or to whom Cidera furnishes the Cidera Transport Plug-in for use only as part of Cidera Transport Services, and not for resale, marketing, leasing or any redistribution. In order to utilize Transport Services, each End User's Source Servers must be licensed for and have installed RN's RealServer software.

     1.4 "End User License Agreement" or "EULA" means the end user license supplied by Cidera for the Cidera Transport Plug-in whether distributed on physical media or as a click-wrap agreement on the screen prior to accessing a downloadable Cidera Transport Plug-in.

     1.5 "Cidera Transport Plug-in" means an extension to the RealSystem G2 Software Development Kit developed by Cidera [ *** ].

     1.6 "Transport Services" means the Transmission Network implemented as specified in Exhibit A.

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                                       1.
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     1.7  "Source Server" means the RealServer software licensed from RN by End
Users and installed on the End User server for purposes of originating or hosting streaming media content as specified in this Agreement.

     1.8 "Uplink Site" means the Cidera facility receiving streaming media content from Source Servers and uplinking to satellites used in Transport Services.

     1.9  [ *** ]

     1.10 "RealProxy" means the RN software product designed to proxy and serve client requests to and from a RealServer.

2.   DEVELOPMENT OF CIDERA TRANSPORT PLUG-IN

     2.1 Development of Cidera Transport Plug-in. Cidera represents it has properly used, pursuant to the RealSystem SDK License Agreement attached as Exhibit D, the RealNetworks RealSystem G2 Software Development Kit to develop the Cidera Transport Plug-in specified herein. Notwithstanding the foregoing, in the event of a conflict between the terms of this Agreement and the RealSystem SDK License Agreement, this Agreement shall prevail, including without limitation indemnification and limitation of liability provisions in this Agreement.

     2.2 Updates to Cidera Transport Plug-in. Cidera agrees that it will use its best efforts, consistent with commercial reasonableness, to update the Cidera Transport Plug-in no later than 30 days after the release by RN of a new version of the RealSystem G2 Software Development Kit ("RealSystem G2 SDK") during the Term of this Agreement. RN will notify Cidera of the release of such new RealSystem G2 SDK, and Cidera will use the functionality and specifications contained in such RealSystem G2 SDK to update the Cidera Transport Plug-in to be compatible and current with the current version of RealSystem G2 in accordance with the above standards.

     2.3 Ownership of Cidera Transport Plug-in. Subject to the license agreement for the RealSystem G2 SDK attached as Exhibit D, Cidera will own all right, title and interest in and to the Cidera Transport Plug-in, excluding any components of the RealSystem G2 SDK or any product or software owned or distributed by RN (collectively, the "RN Software"). RN maintains all rights, including all intellectual rights, in the components of the RealSystem G2 SDK and other products of RN.

3.   DISTRIBUTION

     3.1 Distribution License. In consideration of the obligations set forth herein, RN hereby grants to Cidera a nonexclusive, nontransferable, worldwide license to market, promote, reproduce, distribute and license the RealSystem G2 SDK as an integrated component of the Cidera Transport Plug-in to End Users, as well as printed materials as referred to in Exhibit D, as set forth herein and only as part of Transport Services.

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                                       2.

     3.2  [ *** ]

     3.3 End User License Agreement Requirements. Any distribution of the Cidera Transport Plug-in shall be under the terms of an End User License Agreement that contains terms which:

                 (1) License use of the RealSystem G2 SDK Software only as an integrated component of the Cidera Transport Plug-in and only as part of Transport Services;

                 (2) Prohibit any modifications to the RealSystem G2 SDK
Software;

                 (3) Prohibit any distribution of the RealSystem G2 SDK
Software;

                 (4) Prohibit (a) transfer of the RealSystem G2 SDK Software except for temporary transfer in the event of computer malfunction; (b) title to the RealSystem G2 SDK Software passing to any party; and (c) assignment of the RealSystem G2 SDK Software;

                 (5) Prohibit the reverse engineering, disassembly or decompilation of the System G2 SDK Software;

                 (6) Disclaim any and all warranties on behalf of RN;

                 (7) Disclaim, to the extent permitted by applicable law, RN's liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the RealSystem G2 SDK Software and/or the Cidera Transport Plug-in in any form;

                 (8) Require the end user to comply fully with all relevant export laws and regulations of the United States to assure that the Cidera Transport Plug-in and/or the RealSystem G2 SDK Software is not exported, directly or indirectly, in violation of United States law;

                 (9) Specify RN as a third party beneficiary of the EULA to the extent permitted by applicable law;

     3.4 Technical Support. Cidera shall be solely responsible for providing, and agrees that it will provide, customer, technical and help desk support to End Users for the Cidera Transport Plug-in and Transport Services for the term of this Agreement. RN will refer to Cidera all Customer support inquiries regarding the Cidera Transport Plug-in and Transport Services.

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                                       3.

     3.5  [ *** ]

4.   CIDERA OBLIGATIONS

     4.1  During the Term of this Agreement, Cidera agrees:

                 (i) not to host streaming media content, nor license or use RealProxy or RealServer software except as part of providing Transport Services.

                 (ii)  [ *** ]

                 (iii) [ *** ]

                 (iv)  [ *** ]

5.   RN OBLIGATIONS

     5.1 Authorization to End Users. During the Term of this Agreement, upon designation in writing or by email by Cidera of the applicable End User (a "Cidera Designation"), RN may provide authorization to such End Users to use End Users' RealServer software in Source Servers as part of Transport Services.

     [ *** ]

     5.2 Enhancements and Modifications. Enhancements or modifications may be developed by RN for Cidera under separate agreements between the parties.

6.   FEES AND PAYMENTS

     6.1  [ *** ]

     6.2  [ *** ]

     6.3  [ *** ]

     6.4 Manner of Payment. All payments due to RN by Cidera hereunder shall be payable in U.S. dollars by check to RN at the address specified above, or by wire transfer to the U.S. bank account as RN shall notify Licensee in writing.

     6.5 Taxes. Each party shall pay any taxes, duties, import and export fees, and any other charges or assessments which are applicable to its respective performance under this Agreement, and shall indemnify and hold the other party harmless from any encumbrance, fine, penalty, or other expense which such other party may incur as a result of the responsible party's failure to pay any such taxes, duties, fees, charges, or assessments. All undisputed amounts under this Agreement not paid by Cidera when due shall accrue interest at the rate of 1.5% per month or the maximum amount allowed by law, whichever is lower.

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                                       4.

     6.6 Books and Records. During the Term and for twelve (12) months thereafter (and limited to once per year), RN shall have the right to audit (with an independent third party accounting firm) accounting and shipment records of Cidera to ensure compliance with this Agreement. If such audit reveals that fees due RN are less than ten percent (10%) of amounts remitted to RN, Cidera shall promptly pay to RN any payment shortfall with interest calculated from the date of such underpayment at one and one-half percent (1.5%) per month. If such audit reveals that fees due RN are more than ten percent (10%) of amounts remitted to RN, Cidera shall reimburse RN for its reasonable audit expenses and shall promptly pay any payment shortfall with interest calculated from the date of such underpayment at one and one-half percent (1.5%) per month. Each party shall retain all accounting, manufacturing and shipment records relating to this Agreement for one (1) year after the expiration or termination of this Agreement. The current contact at Cidera for finance related questions arising from this Agreement is Robert Dunham (phone: (301)-598-0500).

7.   CONFIDENTIALITY

     7.1 Confidential Information. The Parties acknowledge that, in the course of performing their obligations under this Agreement, a Party (the "Receiving Party") may obtain information relating to the other Party (the "Disclosing Party") and its customers which is of a confidential or proprietary nature ("Confidential Information"). Such Confidential Information includes, but is not limited to, trade secrets, know-how, inventions, techniques, processes, pricing, discounts, schedules, customer lists, customer names (and/or compilations thereof), contract terms (including the terms of this Agreement), customer leads, financial information, sales plans, marketing plans, and any other information labeled or otherwise designated as "Confidential." For purposes of this Agreement, Confidential Information does not include any information that the Receiving Party can prove (a) is in the public domain, (b) was lawfully in the Receiving Party's possession before the Disclosing Party disclosed such information, (c) was received by the Receiving Party from a third party under no duty to maintain the confidentiality of such information, or (d) was independently developed by the Receiving Party.

     7.2 Restrictions on Disclosure. The Receiving Party shall at all times, both during and after the term of this Agreement, hold the Confidential Information of the Disclosing Party in strictest confidence, and shall not disclose such Confidential Information to any third party, except to those of its employees as reasonably necessary to carry out its obligations under this Agreement. The Receiving Party shall not use such Confidential Information for any purpose other than as necessary for the performance of its obligations under this Agreement. [ *** ] In addition, the Parties shall not disclose the terms of this Agreement to any third party. Notwithstanding the foregoing, nothing in this Agreement shall be construed to prohibit any disclosure required by a valid court order or subpoena, provided that the Party being required to disclose any Confidential Information gives the Disclosing Party prior written notice of such disclosure and cooperates with the Disclosing Party in any proper action taken by the Disclosing

*** Confidential Treatment Requested

                                       5.

Party to contest or limit the scope of such disclosure. The parties' obligations with respect to the Confidential Information shall continue for three (3) years from the date of termination or expiration of this Agreement.

     7.3 Remedies for Disclosure. The Parties acknowledge and agree that any breach of the confidentiality obligations of this Agreement would cause irreparable harm and, accordingly, that injunctive relief is an appropriate remedy to prevent any threatened or ongoing breach of such obligations.

8.   TERM AND TERMINATION.

     8.1 Term. The term of this Agreement shall commence on the Effective Date and continue for two (2) years, unless earlier terminated by either Party.

     8.2 Termination. Either Party may terminate this Agreement immediately (a) in the event the other Party breaches this Agreement and fails to cure such breach within thirty (30) days after the date of notice of such breach by the non-defaulting Party; (b) if the other Party ceases to conduct business; or (c) if the other Party becomes insolvent or seeks protection under any bankruptcy or comparable proceeding, or if any such proceeding is instituted against the other Party and not dismissed within thirty (30) days.

     8.3 Effect of Termination. Upon termination or expiration of this Agreement, the Parties shall abide by and uphold any rights and obligations accrued or existing as of the date of termination or expiration. Except in the event of termination for breach, the Parties shall continue to cooperate with each other and carry out an orderly termination of their relationship. The Parties shall pay to each other any undisputed moneys owing under this Agreement within forty-five (45) days after the date of such termination or expiration. The Parties shall, within fifteen (15) days of termination or expiration, return to each other all tangible copies of Confidential Information and delete or erase any electronic copies of such material.

     8.4 Survival. Sections 2.3, 6.7, 7, 8, 9, 10, and 11 shall survive any termination or expiration of this Agreement.

9.   REPRESENTATIONS AND WARRANTIES

     9.1 Each party hereby represents and warrants to the other that it has all right and authority to enter into this Agreement.

     9.2 No Other Warranties. UNLESS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED, EXCEPT TO THE EXTENT THAT SUCH DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

                                       6.

     9.3  [ *** ]

10.  [ *** ]

11.  GENERAL.

     11.1 Independent Contractors. Cidera and RN are independent contractors and nothing in this Agreement will be deemed to create any agency, employee-employer relationship, partnership, or joint venture between the Parties. Neither Party will have or represent that it has the right, power or authority to bind, contract or commit the other Party or to create any obligation on behalf of the other Party.

     11.2 Notices. All notices required or permitted under this Agreement must be in writing; must be personally delivered or sent by registered or certified mail (postage prepaid), by overnight courier, or by facsimile (receipt confirmed), to the address set forth below:

          If to Cidera:

          Cidera
          312 Laurel Avenue
          Laurel, MD  20707
          Attn: Bob Marggraf
          Phone: ( ) 301-598-0500
                     -------------
          Fax: ( ) 301-598-0837
                   ------------

          If to RN:
          RealNetworks, Inc.
          2601 Elliott Avenue
          Seattle, WA 98121
          Attn: Kelly Jo MacArthur, Vice President and General Counsel
          Phone: (206) 674-2213
          Fax: (206) 674-2695

     Any notice will be effective upon the earlier of receipt or three (3) days after deposit in the mail or with a courier service as specified above. Each Party may change its address for receipt of notices by giving notice of the new address to the other Party.

     11.3 Governing Law. This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Washington without reference to the choice of law rules thereof.





*** Confidential Treatment Requested

                                       7.

     11.4 Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby and the illegal, invalid, or unenforceable provision will be deemed modified such that it is legal, valid, and enforceable and accomplishes the intention of the Parties to the fullest extent possible.

     11.5 Waivers. The failure of either Party to enforce any provision of this Agreement, unless waived in writing by such Party, will not constitute a waiver of that Party's right to enforce that provision or any other provision of this Agreement.

     11.6 Assignments. Neither Party may assign or transfer any of its rights or delegate any of its obligations under this Agreement to any third party, by operation of law or otherwise, without the prior written consent of the other Party. [ *** ] Any attempted assignment or transfer in violation of the foregoing will be void. This Agreement will be binding upon, and inure to the benefit of, the successors and permitted assigns of the Parties.

     11.7 Headings. The headings of Sections and subsections of this Agreement are for convenience and will not be construed to alter the meaning of any provision of this Agreement.

     11.8 Force Majeure. Neither Party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement (other than the payment of amounts owed) if such delay or failure arises by any reason beyond its reasonable control, including any act of God or any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delays in transportation or communications, or any act or failure to act by the other Party, its employees, agents or contractors. The Parties will promptly inform and consult with other as to any of the above causes which in their judgment may or could be the cause of a substantial delay in the performance of any obligation under this Agreement.

     11.9 Counterparts. This Agreement may be executed in identical counterparts, each of which will be an original and which together will constitute the same instrument

     11.10 Entire Agreement. This Agreement and the Exhibits thereto constitutes the entire and exclusive agreement between the Parties with respect to the subject matter of this Agreement and supersedes all previous written or oral communications or understandings between the Parties relating to the subject matter of this Agreement. This Agreement may be amended only in writing signed by both Parties.


CIDERA                                     REALNETWORKS, INC.

Signature: /s/  Robert E. Marggraf         Signature: /s/  Mark A. Beetl
           -------------------------                  ------------------

Name: Robert E. Marggraf                   Name: Mark A. Beetl
      ------------------------------             -----------------------
Title: Executive Vice President            Title: VP
       -----------------------------              ----------------------


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                                       8.

                                    EXHIBIT A

                        DESCRIPTION OF TRANSPORT SERVICES

         Cidera will implement a Transmission Network for the distribution of streaming media content in the RN format for Cidera End Users. [ *** ]










*** Confidential Treatment Requested

                                    EXHIBIT B
                                     [ *** ]





*** Confidential Treatment Requested

                                    EXHIBIT C

                               REALNETWORKS, INC.
                           END USER LICENSE AGREEMENT
                              REALSERVER BASIC 7.0

                          REDISTRIBUTION NOT PERMITTED

         Software License for RealServer Basic 7.0 (60 Streams)

IMPORTANT -- READ CAREFULLY: This RealNetworks License Agreement ("License Agreement") is a legal agreement between you (either an individual or an entity) and RealNetworks, Inc. and its suppliers and licensors (collectively "RN") for RN's RealServer Basic 7.0 software ("Software"). You may install only ONE copy of the Software. By clicking on the "I Accept" button, installing, copying or otherwise using the Software, you agree to be bound by the terms-of this License Agreement. If you do not agree to the terms of this License Agreement, click on the "I Do Not Accept" button and/or do not install the Software.

         ANY THIRD PARTY SOFTWARE, INCLUDING ANY NON-RN PLUG-IN, THAT MAY BE PROVIDED WITH THE SOFTWARE IS INCLUDED FOR USE AT YOUR OPTION. IF YOU CHOOSE TO USE SUCH SOFTWARE, THEN SUCH USE SHALL BE GOVERNED BY SUCH THIRD PARTY'S LICENSE AGREEMENT, AN ELECTRONIC COPY OF WHICH WILL BE INSTALLED IN THE "REALSERVER" DIRECTORY ON YOUR COMPUTER, UPON INSTALLATION OF THE SOFTWARE.

1. SOFTWARE OWNERSHIP. This is a license agreement and NOT an agreement for sale. This Software and the Documentation is proprietary to RN, and is protected by the copyright and other intellectual property laws of the United States and international treaties. The Software is licensed, not sold. RN continues to own the Software, and other content provided or transmitted to you by RN. Your rights to use the Software are specified in this License Agreement, and RN retains all rights not expressly granted to you in this License Agreement. Nothing in this License Agreement constitutes a waiver of RN's rights under U.S. or international copyright law or any other federal or state law.

2. GRANT OF LICENSE. Subject to the provisions contained herein, RN hereby grants you a non-exclusive, non-transferable license to install and use the version of the Software specified by your server license key.

a. Installation. You may install ONLY ONE COPY of the Software on a single computer containing one or more central processing units ("CPU's"). Only one free License is allowed per individual (or the entity or company for whom any individual has downloaded the Software).

b. Use. You may use your installed copy of the Software to deliver up to sixty
(60) simultaneous Streams of RN media-compatible data (e.g., audio, video or other media only as specifically enabled by the license key which accompanies the Software). A "Stream" means the stream of digitally encoded data that delivers the RealMedia type (e.g. RealAudio, RealVideo,

                                       2.

etc.) associated with the Software you have licensed to a single end-user client computer. You may only serve the media types(s), e.g., audio and/or video that is authorized by your Server License Key. The number of Streams delivered by a given Host Computer is measured by counting the number of End-Users simultaneously served by streams originating at that Host Computer. You may not deliver more than the number of streams specifically enabled by your license key. If you wish to deliver additional Streams, you must purchase a Software License Key upgrade from RN.

c. Educational Institutions Only. If you are an accredited educational institution that provides primary, collegiate, or graduate education ("Educational Institution"), and you have licensed the Software for use in connection with such Educational Institution, you may additionally: (i) install the Software on a computer acting as network server to deliver multimedia content; (ii) enable authorized individuals within the Educational Institution to access the Software, subject to the terms and conditions contained herein;
(iii) use the Software to deliver multimedia content in connection with the Educational Institution's activities, including but not limited to classroom instruction; and (iv) use the Software to serve Streams in conjunction with any public worldwide Website of the Educational Institution.

d. Attribution. You must indicate which publicly available files are in the RealAudio (.ra) or RealVideo (.rm). RN hereby grants you a non-exclusive, limited license to use, and you agree that you shall always use, RN's trademarks in accordance with RN's Trademark and Logo Usage Policy at http://www.realnetworks.com/company/guide/policy.html and for the sole purpose of informing Website visitors that RealAudio or RealVideo content is available at your Website. You agree that shall not use any RN trademark in a way that may imply that you are an agency or branch of RN. You agree that you shall not use any RN trademark in a way which may imply that RN endorses, is affiliated with, or sponsors you or your products without RN's express written permission. You also agree that you may not link directly to any media file or .ram file made available from the RN Website.

3. LIMITATIONS OF YOUR LICENSE. No Resale. YOU MAY NOT, UNDER ANY CIRCUMSTANCES, RESELL, SUBLICENSE OR DELIVER THE SOFTWARE OR STREAMS ON A STAND-ALONE BASIS TO ANY THIRD PARTY. IF YOU DESIRE TO RESELL THE SOFTWARE PLEASE CONTACT RN REGARDING PARTICIPATION IN ITS RESELLER PROGRAM. Notice to Users. You agree to inform all users of the Software, other than End Users receiving Streams, of the terms of this License Agreement. Dual-Media Software. You may receive the Software in more than one medium (e.g., by electronic distribution and on CD-ROM). Regardless of the type or size of medium you receive, you may use only one medium that is appropriate for your single computer. You may not use or install the other medium on another computer. You may not loan, rent, lease, grant a security interest in, or otherwise transfer the other medium to another user. No Copying. You may not copy the Software or Documentation, except that you may make a single copy of the software for archival purposes only, provided such copy must contain all of the original Software's proprietary notices. No Modifications or Reverse Engineering. You may not modify, translate, reverse engineer, decompile or disassemble (except to the extent that this restriction is expressly prohibited by applicable law), or create derivative works based on the Software. Rental/Transfer. You may not rent, lease, sell, or transfer the Software or documentation without RN's express written consent, which RN may withhold in its discretion. Audit Rights. You shall

                                      3.

permit RN to audit your compliance with this License Agreement, as RN deems reasonably necessary. Reservation of Rights. All rights not expressly granted to you are reserved to RN.

4. UPGRADES/SUPPORT. You shall not be entitled under this License Agreement to receive any updates, upgrades, or corrections to the Software, nor any support services.

5. DISCLAIMER OF WARRANTIES/LlMITATION OF LIABILITY. The Software and documentation are provided on an "AS IS" basis, without warranty of any kind. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RN FURTHER DISCLAIMS ALL WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE SOFTWARE AND DOCUMENTATION REMAINS WITH YOU. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL RN OR ITS SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, DIRECT, INDIRECT, SPECIAL, PUNITIVE, OR OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE SOFTWARE, EVEN IF RN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

6. INDEMNIFICATION. This software is intended for use only with properly licensed media, content, and content creation tools. It is your responsibility to ascertain whether any copyright, patent or other licenses are necessary and to obtain any such licenses to serve and/or create or compress such media and content. You agree to transmit and/or compress only those materials for which you have the necessary patent, copyright and other permissions, licenses, and/or clearances. You agree to hold harmless, indemnify and defend RN, its officers, directors and employees, from and against any losses, damages, fines and expenses (including attorney's fees and costs) arising out of or relating to any claims that you have encoded, compressed, copied or transmitted any materials (other than materials provided by RN) in connection with the Software in violation of another party's rights or in violation of any law. If you are importing the Software from the United States, you shall indemnify and hold RN harmless from and against any import and export duties or other claims arising from such importation.

7. TERMINATION. This Agreement and your right to use this Software automatically terminate if you fail to comply with any material provision of this Agreement. RN may terminate this License at any time by delivering notice to you and you may terminate this License at any time by destroying or erasing your copy of the Software. Upon termination of this License Agreement, you agree to destroy or erase the Software.

8. U.S. GOVERNMENT RESTRICTED RIGHTS. This Software and documentation are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer

                                      4.

Software-Restricted Rights at FAR 52.227-19 when applicable, or in subparagraph
(c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and in similar clauses in the NASA FAR supplement, as applicable. Manufacturer is RealNetworks, Inc./2601 Elliott Avenue /Seattle, Washington, 98121. None of the Software or underlying information or technology may be downloaded or otherwise exported or re-exported (I) into (or to a national or resident of Cuba, Iraq, Libya, Sudan, North Korea, Iran, Syria, Yugoslavia or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders. By using the Software, you are agreeing to the foregoing and are representing and warranting that you are not located in or under the control of a national or resident of any country or on any such list.

9. MISCELLANEOUS. The acceptance of any purchase order you place is expressly made conditional on your consent to the terms set forth herein. The terms and conditions contained in this License Agreement may not be modified except in writing duly signed by you and an authorized representative of RN. If any provision of this License Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable, and such decision shall not affect the enforceability of such provision under other circumstances, or of the remaining provisions hereof under all circumstances. This License Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

     Copyright(C)1995-2000 RealNetworks, Inc. and/or its suppliers. 2601 Elliott Ave., Suite 1000, Seattle, Washington 98121 U.S.A. All rights reserved. RealNetworks, RealServer, RealAudio, RealVideo, and RealSystem are registered trademarks or trademarks of RealNetworks, Inc.


                                      5.

                                    EXHIBIT D

                               REALNETWORKS, INC.

                        REALSYSTEM SDX LICENSE AGREEMENT

IMPORTANT -- READ CAREFULLY: This RealNetworks License Agreement ("Agreement") is a legal agreement between you (either an individual or an entity) ("you" or "Licensee") and RealNetworks, Inc. and its suppliers and licensors (collectively, "RN") for the RealSystem(TM) G2 Architecture Software Development Kit ("SDK") which includes computer software and associated media and printed materials, whether provided in physical form or received on-line in electronic form (collectively referred to as "Product"). You may install only ONE copy of the Product.

Please read the following license agreement before downloading and using the RealSystem G2 SDK. IF YOU DO NOT AGREE TO THE TERMS AND CONDITIONS, YOU MAY NOT DOWNLOAD OR USE THIS SOFTWARE. If you agree to the license agreement, click on the button at the bottom of the page marked "I agree to the license agreement." BY CLICKING ON "I ACCEPT THIS AGREEMENT," INSTALLING, COPYING, OR USING THE SDK LICENSEE AGREES TO BE BOUND BY THE TERMS OF THIS SDX DEVELOPMENT AGREEMENT ("AGREEMENT"). IF YOU DO NOT AGREE TO TERMS OF THIS AGREEMENT, CLICK THE "I DO NOT ACCEPT THIS AGREEMENT" BUTTON TO TERMINATE THIS INSTALLATION PROCESS.

If you have any questions about the SDK or this Agreement, please contact RN at devapproval@real.com.

--------------------------------------------------------------------------------

SDK DEVELOPMENT AGREEMENT
You, on behalf of yourself and your organization agree that the following terms and conditions govern your use of the Product:

1. SOFTWARE OWNERSHIP. This is a license agreement and NOT an agreement for sale. Title, ownership rights and intellectual property rights in and to the Product (including any images, animations, video, audio, music, and text incorporated into the Product), accompanying printed materials, and any copies Licensee is permitted to make herein are owned by RN or its suppliers and are protected by United States copyright law and international treaty provisions. Licensee may (a) make one copy of the SDK solely for backup or archival purposes (in accordance with customary practices for such purpose), provided such copy must contain all of the original Product's proprietary notices, or (b) transfer the SDK to a single hard disk, provided Licensee keeps the original solely for backup or archival purposes. Licensee may not copy the printed or electronically transmitted materials accompanying the SDK. Licensee's rights to use the Product are specified in this Agreement, and RN retains all rights not expressly granted to Licensee in this Agreement. Nothing in this Agreement constitutes a waiver of RN's rights under U.S. or international copyright law or any other federal or state law.

2. LICENSE TO DEVELOP AND DISTRIBUTE:

(a) Subject to the provisions contained herein, RN hereby grants Licensee a limited, non-exclusive, royalty-free license to install and use the SDK solely for the purpose of developing a Licensee Application. A Licensee Application is one which utilizes the API's of the RealSystem G2 Architecture or includes Sample Source Code and/or Header Files described below. For example, a Licensee Application could be a RealServer plug-in or a custom datatype.

(b) The SDK includes identified Sample Source Code, which, at the time of Product installation, is located in the sub-folder named "sample" in the folder named "rmasdk." RN grants Licensee a limited, non-exclusive, nontransferable, royalty-free license to use, modify, adapt, reproduce, and distribute to end users of the Licensee Application the Sample Source Code for a period of two year from the date Licensee agrees to this Agreement, provided that: (i) Licensee uses the Sample Source Code only in conjunction with and as part of Licensee Application as provided below; and (ii) Licensee agrees to indemnify, hold harmless, and defend RN, its suppliers and customers from and against any claims or lawsuits, including attorneys' fees, that arise from Licensee's use of Licensee Application containing the Sample Source Code.

(c) The SDK includes certain Header Files which, at the time of Product installation, are located in the subfolder named "include" which is contained in the folder named "rmasdk." RN grants Licensee a limited, non-exclusive, nontransferable, royalty-free right to reproduce and distribute to end users of the Licensee Application, for a period of one year from the date Licensee agrees to this Agreement, the compiled object code for the unmodified Header Files as part of the Licensee Application provided that: (i) Licensee uses the Header Files only in conjunction with and as part of Licensee Application subject to all the terms of this agreement; and (ii) Licensee agrees to indemnify, hold harmless, and defend RN, its suppliers and customers from and against claims or lawsuits, including attorneys' fees, that arise from Licensee's inclusion of the Header Files in any Licensee Application.

(d) RN will not post custom datatypes developed under this Agreement on RN's auto-update server for delivery to its RealPlayer licensees unless RN and Licensee enter into a signed amendment providing for such distribution (an "Auto-Update Amendment"). RN reserves the right to decline to enter into an Auto-Update Amendment for any custom datatype. To apply for an Auto-Update Amendment, please contact RN at devapproval@real.com.
                                --------------------

(e) This Agreement does not allow distribution of the License Application through OEMs or other third party distributors. If you would like to request OEM distribution rights, please submit a request by filling in the form at http://proforma.real.com/mario/devzone/distlicense.html. RN reserves the right
-------------------------------------------------------
to decline to enter into an agreement to allow OEM distribution.

3. LIMITATIONS:

The following terms limit the licenses granted under this Agreement:

(a) Limitations on distribution license for Header Files and/or Sample Source Code (collectively, "Code") incorporated into License Application. Licensee may only reproduce and/or distribute the Code if: (i) Licensee distributes only the unmodified object code for those

                                      2.

Header Files which are required during the execution of Licensee Application;
(ii) Licensee distributes the Code in conjunction with and as an integral part of Licensee Application which is designed, developed, and tested to function properly with a RN commercial server and not degrade the functionality of any RealPlayer; (iii) Licensee only distributes the Code as part of the Licensee Application, and forbids any end user to use the Code for any purpose other than as an integral part of the Licensee Application; (iv) Licensee includes a valid copyright notice (see http://www.realnetworks.com/company/guide/index.html) on
                      ----------------------------------------------------
Licensee Application specifying components of Licensee's application are owned by RN and its suppliers; (v) Licensee's end user license agreement prohibits further distribution of the Code by Licensee's end-users; and (vi) Licensee makes available on its website a link to download a free RealPlayer from RealNetworks' website. The form of the download button, and the URL which must be used by Licensee, can be obtained at http://www.real.com/company/guide/ logos/rnlogo.html. Except as provided in this section, no distribution of any other part of the SDKs is allowed under this Agreement. RN will provide Licensee upon request with contact information for third party testing that are familiar with RN's testing criteria.

(b) Licensee must register the Licensee Application with RN prior to commencing distribution of the product. This includes providing RN with reasonable information regarding the Licensee Application. Licensee may request registration forms via e-mail to: devapproval@real.com. Licensee must provide RN with two packaged copies of any Licensee Applications, including associated documentation. If the Licensee Applications are not packaged, but distributed electronically, Licensee must enable RN to download two copies of the Licensee Application. RN shall have a license to use the copies for testing and evaluation purposes only. RN reserves the right to terminate the distribution rights contained in this Agreement in the event that RN's testing demonstrates that the Licensee Application is not fully compatible with a commercial RealNetworks server or the RealPlayer. Prior to terminating this Licensee's distribution rights this under section, RN will provide Licensee with notice and a reasonable opportunity to cure, not to exceed 30 days.

(c) Licensee must provide attribution to RealNetworks regarding any Licensee Application in the form and manner prescribed and approved by RN to assure compliance with RN's attribution policies (Current attribution form: Copyright
(C) 1995-2000 RealNetworks, Inc. and/or its suppliers. 2601 Elliott Avenue, Seattle, Washington 98121, U.S.A. All rights reserved. RealNetworks is a registered trademark of RealNetworks, Inc.). On RN's reasonable request, Licensee will furnish RN with samples of attribution in and/or on Licensee Application. Upon notice by RN that Licensee's attribution does not comply with RN's policies, Licensee shall, within a reasonable period of time, make all requested changes. Licensee shall not have any right to use any RN trademark or logo under this Agreement.

(d) Licensee may not use the Product except for the purposes expressly set forth in this Agreement. The Product may not be used to develop any application which has the capability of streaming, playing, or encoding to any file format or data type that competes with RN, as determined by RN in its sole discretion. The Product may not be used in any way to create software that serves, downloads, delivers, or distributes audio, video, or other media files across the Internet or any computer network. The Product shall not be used to transcode or create software that transcodes any RN file format or data type into any other file format or data type.

                                      3.

The Licensee Product may not install itself in an end-user computer's registry as the default player for any RN file format or data type.

(e) Licensee acknowledges that the intent of this Agreement is to enable Licensee to develop and distribute a Licensee Application solely for direct distribution to end users. Any Header Files or Sample Source Code which have been incorporated into a Licensee Application may only be distributed during the term set forth in Section 2 of this Agreement. Licensee must obtain RealNetworks' written approval before selling or distributing any Licensee
Application: (a) as of a product bundle packaged with or accompanying Licensee's hardware or software product; or (b) through any OEM or other distributor for redistribution. This license expressly forbids the distribution of any RealNetworks ".dll" files or "shared libraries." This license does not grant any rights in any RN software not explicitly described in this Agreement.

(f) This Agreement is personal to Licensee. Licensee shall not sublicense, assign, or otherwise transfer any of its rights in this Agreement, including by operation of law, without the express written consent of RN.

(g) Licensee shall only use the Product on a single computer or on its internal computer network, providing that each person accessing the Product through the network has licensed a copy of the Product by personally accepting this Agreement. Licensee may make a single copy of the Product for back-up and archival purposes only, provided that any copy must contain all proprietary notices included in the original. Licensee may download the online Documentation for purposes of using in conjunction with the Product, but may not make further copies of the Documentation.

(h) Except as expressly provided herein, Licensee shall not copy, modify, reproduce, display, decompile, reverse engineer, store, translate, sell, sublicense, lease or otherwise transfer or distribute the Product, in whole or in part, nor may Licensee use the Product with the intent to clone any proprietary client or server software product proprietary to RN. All rights not specifically granted herein to Licensee are reserved to RN.

4. PRODUCT MAINTENANCE: RN is not obligated to provide maintenance or updates to Licensee for the Product. However, any maintenance or updates provided by RN shall be covered by this Agreement, unless expressly subject to the terms of another written agreement between the parties.

5. DISCLAIMER OF WARRANTY. The Product is deemed accepted by Licensee. The Product is provided to Licensee AS IS, WITHOUT WARRANTY OF ANY KIND. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RN FURTHER DISCLAIMS ALL WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE PRODUCT AND DOCUMENTATION REMAINS WITH LICENSEE. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL RN OR ITS SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, DIRECT, INDIRECT, SPECIAL, PUNITIVE, OR OTHER DAMAGES

                                      4.

WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE PRODUCT, EVEN IF RN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO LICENSEE.

6. INDEMNIFICATION: Licensee shall hold harmless, indemnify and defend RN, its officers, directors and employees, from and against any claim, suit or proceeding and any losses, damages, fines and expenses (including attorneys' fees and costs) arising out of or relating to any claims that Licensee's use of the SDK in conjunction with Licensee Application infringes the patent, copyright, trademark, trade secret, or other proprietary rights of any third party, or resulting from any breach of this Agreement by Licensee.

7. TERM AND TERMINATION: The term of this Agreement begins when Licensee agrees to its terms and ends one year from the date Licensee registers the Licensee Application with RN. Thereafter the Agreement may be renewed upon mutual agreement of the parties. Please contact RN at devapproval@real.com if you wish
                                               --------------------
to renew the Agreement. Without prejudice to any other rights, RN may terminate this Agreement if Licensee fails to comply with the terms and conditions herein. Upon termination of this Agreement, Licensee shall immediately discontinue the use of the SDK and shall within five (5) days either return to RN, or certify destruction of, all full or partial copies of the SDK, Documentation and related materials provided by RN, including any Header Files and Sample Source Code. Licensee may also terminate this Agreement at any time by destroying the SDK and Documentation and all copies thereof. The provisions of sections 3, 5, 6, 7, 8 and 9 shall survive any termination of this Agreement. All distribution rights granted in this license shall terminate one year from the date Licensee agrees to the terms of this Agreement.

8. MISCELLANEOUS: This Agreement may not be modified except in a writing duly signed by an authorized representative of RN and Licensee. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable, and such decision shall not affect the enforceability (i) of such provision under other circumstances, or (ii) of the remaining provisions hereof under all circumstances.

9. U.S. GOVERNMENT RESTRICTED RIGHTS AND EXPORT RESTRICTIONS: Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause of DFARS 252.227-7013 or subparagraphs (c)(i) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is RealNetworks, 2601 Elliott Avenue, Seattle, Washington 98121. Licensee acknowledges that neither the SDK or underlying information or technology may be download or otherwise exported or re-exported: (i) into (or to a national or resident of) Cuba, Iraq, Libya, Yugoslavia (Serbia and Montenegro), North Korea, Iran, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S.

                                      5.

Commerce Department's Table of Denial Orders. By using the SDK, Licensee is agreeing to the foregoing and is representing and warranting that it is not located in or under the control of, a national or resident of any such country or on any such list.

     Copyright(C)1995-2000 RealNetworks, Inc. and/or its suppliers. 2601 Elliott Ave., Suite 1000, Seattle, Washington 98121 U.S.A. All rights reserved. RealNetworks, RealServer, RealAudio, RealVideo, and RealSystem are registered trademarks or trademarks of RealNetworks, Inc.

                                      6.

                                    EXHIBIT E

Competitors of RN:

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*** Confidential Treatment Requested